Exhibit 10.5

GUARANTY

dated as of

May 29, 2013

among

BUILDERS FIRSTSOURCE, INC.,

as the Parent Borrower,

THE OTHER GUARANTORS PARTY HERETO FROM TIME TO TIME,

and

SUNTRUST BANK,

as Administrative Agent and Collateral Agent

TABLE OF CONTENTS

		Page
ARTICLE I Definitions

Section 1.01	Credit Agreement Definitions	1
Section 1.02	Other Defined Terms	1
ARTICLE II Guarantee

Section 2.01	Guarantee	2
Section 2.02	Guarantee of Payment	2
Section 2.03	No Limitations	3
Section 2.04	Reinstatement	4
Section 2.05	Agreement To Pay; Subrogation	4
Section 2.06	Information	4
ARTICLE III Indemnity, Subrogation and Subordination
ARTICLE IV
Miscellaneous

Section 4.01	Notices	5
Section 4.02	Waivers; Amendment	5
Section 4.03	Administrative Agent’s and Collateral Agent’s Fees and Expenses; Indemnification	6
Section 4.04	Successors and Assigns	7
Section 4.05	Survival of Agreement	7
Section 4.06	Counterparts; Effectiveness; Several Agreement	7
Section 4.07	Severability	8
Section 4.08	GOVERNING LAW, ETC.	8
Section 4.09	WAIVER OF RIGHT TO TRIAL BY JURY	9
Section 4.10	Headings	8
Section 4.11	Obligations Absolute	8
Section 4.12	Termination or Release	8
Section 4.13	Additional Restricted Subsidiaries	9
Section 4.14	Recourse; Limited Obligations	9
Section 4.15	Intercreditor Agreement	10

SCHEDULES
Schedule I	Guarantors

EXHIBITS
Exhibit I	Form of Guaranty Supplement

This GUARANTY, dated as of May 29, 2013, is among Builders FirstSource, Inc., a Delaware corporation (the “Parent Borrower”), and the other Guarantors set forth on Schedule I hereto and SunTrust Bank, as Administrative Agent and Collateral Agent for the Secured Creditors (as defined below).

Reference is made to the Credit Agreement, dated as of May 29, 2013 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, certain Subsidiaries of the Parent Borrower from time to time party thereto (together with the Parent Borrower, each, a “Borrower” and collectively, the “Borrowers”), the Lenders party thereto from time to time and SunTrust Bank, as Administrative Agent (in such capacity, including any successor thereto, the “Administrative Agent”) and Collateral Agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders.

The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement by each Guarantor (as defined below). The Guarantors are affiliates of one another and will derive substantial, direct and indirect benefits from the extensions of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. The ABL/Bond Intercreditor Agreement governs the relative rights and priorities of the Pari Notes Debt Secured Parties and the ABL Secured Parties (each as defined in the ABL/Bond Intercreditor Agreement) in respect of the Notes First Lien Collateral and the ABL First Lien Collateral (and with respect to certain other matters as described therein). Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01 Credit Agreement Definitions.

(a) Capitalized terms used in this Agreement, including the preamble and introductory paragraphs hereto, and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.

Section 1.02 Other Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“Accommodation Payment” has the meaning assigned to such term in Article III.

“Agreement” means this Guaranty.

“Allocable Amount” has the meaning assigned to such term in Article III.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Guaranteed Obligations” mean the “Obligations” as defined in the Credit Agreement.

“Guarantors” means, collectively, the Parent Borrower and each other Guarantor listed on Schedule I hereto and any other Person that becomes a party to this Agreement after the Acquisition Date pursuant to Section 4.13 of this Agreement; provided that if any such Guarantor is released from its obligations hereunder as provided in Section 4.12(b) of this Agreement, such Person shall cease to be a Guarantor hereunder effective upon such release.

“Guaranty Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Secured Creditors” has the meaning provided in the Credit Agreement.

“UFCA” has the meaning assigned to such term in Article III of this Agreement.

“UFTA” has the meaning assigned to such term in Article III of this Agreement.

ARTICLE II

Guarantee

Section 2.01 Guarantee.

Each Guarantor irrevocably, absolutely and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Guaranteed Obligations, in each case, whether such Guaranteed Obligations are now existing or hereafter incurred, and whether at maturity, by acceleration or otherwise. Each of the Guarantors further agrees that the Guaranteed Obligations may be extended, increased or renewed, amended or modified, in whole or in part, without notice to, or further assent from, such Guarantor and that such Guarantor will remain bound upon its guarantee hereunder notwithstanding any such extension, increase, renewal, amendment or modification of any Guaranteed Obligation. Each of the Guarantors waives promptness, presentment to, demand of payment from, and protest to, any Guarantor or any other Credit Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

Section 2.02 Guarantee of Payment.

Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Creditor to any security held for the payment of any of the Guaranteed Obligations, or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Creditor in favor of any other Guarantor or any other Person. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or Borrower and whether or not any other Guarantor or Borrower be joined in any such action or actions. Any payment required to be made by a Guarantor hereunder may be required by the Administrative Agent or any other Secured Creditor on any number of occasions.

Section 2.03 No Limitations.

(a) Except for termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 4.12 of this Agreement, to the fullest extent permitted by applicable Law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations, or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable Law and except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 4.12 (but without prejudice to Section 2.04) of this Agreement, the obligations of each Guarantor hereunder shall not be discharged impaired or otherwise affected by (i) the failure of the Administrative Agent, any other Secured Creditor or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of, or any impairment of any security held by the Collateral Agent or any other Secured Creditor for the Guaranteed Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (v) the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Collateral Agent or any other Secured Creditor; (vi) any change in the corporate existence, structure or ownership of any Credit Party, the lack of legal existence of any Borrower or any other Guarantor or legal obligation to discharge any of the Guaranteed Obligations by any Borrower or any other Guarantor for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of any Credit Party; (vii) the existence of any claim, set-off or other rights that any Guarantor may have at any time against any Borrower, the Administrative Agent, any other Secured Creditor or any other Person, whether in connection with the Credit Agreement, the other Loan Documents or any unrelated transaction; (viii) this Agreement having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor ab initio or at any time after the Closing Date; or (ix) any other circumstance (including statute of limitations), any act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a defense to, or discharge of, any Borrower, any Guarantor or any other guarantor or surety as a matter of law or equity (in each case, other than the payment in full in cash of all the Guaranteed Obligations (excluding contingent obligations as to which no claim has been made)). Each Guarantor expressly authorizes the applicable Secured Creditors, to the extent permitted by the Security Agreement, to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations all without affecting the obligations of any Guarantor hereunder. Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Guarantor under this Agreement shall be limited to an aggregate amount equal to the largest amount that would not render its obligations under this Agreement subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any similar federal or state law.

(b) To the fullest extent permitted by applicable Law and except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 4.12 (but without prejudice to Section 2.04) of this Agreement, each Guarantor waives any defense based on or arising out of any defense of any Borrower or any other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Guarantor, other than the payment in full in cash of all the Guaranteed Obligations

(excluding contingent obligations as to which no claim has been made). The Administrative Agent and the other Secured Creditors may in accordance with the terms of the Security Documents, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Borrower or any other Guarantor or exercise any other right or remedy available to them against any Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash (excluding contingent obligations as to which no claim has been made). To the fullest extent permitted by applicable Law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other Guarantor, as the case may be, or any security. To the fullest extent permitted by applicable Law, each Credit Party waives any and all suretyship defenses.

Section 2.04 Reinstatement.

Notwithstanding anything to contrary contained in this Agreement, each of the Guarantors agrees that (a) its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Creditor upon the bankruptcy or reorganization (or any analogous proceeding in any jurisdiction) of any Borrower or any other Guarantor or otherwise and (b) the provisions of this Section 2.04 shall survive the termination of this Agreement.

Section 2.05 Agreement To Pay; Subrogation.

In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Creditor has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Borrower or any other Guarantor to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Creditors in cash the amount of such unpaid Guaranteed Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against any Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III of this Agreement.

Section 2.06 Information.

Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ and each other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Creditors will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Indemnity, Subrogation and Subordination

Upon payment by any Guarantor of any Guaranteed Obligations, all rights of such Guarantor against any Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Guaranteed Obligations (excluding contingent obligations as to which no claim has been made) and the termination of all Commitments to any Credit Party under any Loan Document. If any amount shall erroneously be paid to any Borrower or any other Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of such Borrower or any other Guarantor, such amount shall be held in trust for the benefit of the Secured Creditors and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Guarantor shall, under this Agreement or the Credit Agreement as a joint and several obligor, repay any of the Guaranteed Obligations constituting Loans made to another Credit Party under the Credit Agreement (an “Accommodation Payment”), then the Guarantor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors in an amount equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Guarantor’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Guarantors; provided that such rights of contribution and indemnification shall be subordinated to the prior payment in full, in cash, of all of the Guaranteed Obligations (excluding contingent obligations as to which no claim has been made). As of any date of determination, the “Allocable Amount” of each Guarantor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Guarantor hereunder and under the Credit Agreement without (a) rendering such Guarantor “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code of the United States, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Guarantor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code of the United States, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Guarantor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code of the United States or Section 4 of the UFTA, or Section 5 of the UFCA.

ARTICLE IV

Miscellaneous

Section 4.01 Notices.

All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 11.05 of the Credit Agreement. All communications and notice hereunder to a Guarantor other than the Parent Borrower shall be given in care of the Parent Borrower.

Section 4.02 Waivers; Amendment.

(a) No failure by any Secured Creditor to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. No waiver of any provision of any Loan Document or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b) Subject to the ABL/Bond Intercreditor Agreement, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Credit Party or Credit Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 11.12 of the Credit Agreement.

Section 4.03 Administrative Agent’s and Collateral Agent’s Fees and Expenses; Indemnification.

(a) Each Guarantor, jointly with the other Guarantors and severally, agrees to reimburse the Administrative Agent and the Collateral Agent for its fees and expenses incurred hereunder as provided in Section 11.01 of the Credit Agreement; provided that each reference therein to “each Borrower” and the “the Borrowers” shall be deemed to be a reference to “each Guarantor” and “the Guarantors”, as applicable.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Guarantor jointly and severally agrees to indemnify the Administrative Agent, the Collateral Agent and the other Indemnitees (as defined in Section 11.02 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities or expenses to which any such Indemnitee may become subject arising out of, resulting from or in connection with (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant jurisdiction, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated taken as a whole) any actual or threatened claim, litigation, investigation or proceeding relating to the Transactions or to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, the Loans or the use, or proposed use of the proceeds therefrom, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, litigation, investigation or proceeding), and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or expenses resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee, (y) a material breach of any obligations under any Loan Document by such Indemnitee as determined by a final, non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role under any Loan Document and other than any claims arising out of any act or omission of the Borrower or any of its Affiliates. This Section 4.03(b) shall not apply to Taxes, except any Taxes that represent losses or damages arising from any non-Tax claim. No Indemnitee nor any Guarantor shall have any liability and each party hereby waives, any claim against any other party to this Agreement or any Indemnitee, for any special, punitive, indirect or consequential damages relating to this Agreement or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Guarantor, in respect of any such damages incurred or paid by an Indemnitee to a third party).

(c) Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations guaranteed hereby and secured by the Collateral Documents. The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement, any other Loan Document, any Designated Hedge Agreement or any Cash Management Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Guaranteed Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, any resignation of the Administrative Agent or Collateral Agent or any document governing any of the obligations arising under any Designated Hedge Agreement or Cash Management Agreement, or any investigation made by or on behalf of the Administrative Agent or any other Secured Creditor. All amounts due under this Section 4.03 shall be payable within twenty (20) Business Days of written demand therefor.

Section 4.04 Successors and Assigns.

Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or any Secured Creditor that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. Except as provided in Section 11.06 of the Credit Agreement, no Guarantor may assign any of its rights or obligations hereunder without the written consent of the Administrative Agent.

Section 4.05 Survival of Agreement.

All covenants, agreements, indemnities, representations and warranties made by the Guarantors in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Secured Creditor or on its behalf and notwithstanding that any Secured Creditor may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until this Agreement is terminated as provided in Section 4.12 hereof, or with respect to any individual Guarantor until such Guarantor is otherwise released from its obligations under this Agreement in accordance with the terms hereof.

Section 4.06 Counterparts; Effectiveness; Several Agreement; Integration.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Guarantors, the Administrative Agent and the Collateral Agent and thereafter shall be binding upon and inure to the benefit of each Guarantor, the Administrative Agent, the Collateral Agent, the other Secured Creditors and their respective permitted successors and assigns, subject to Section 4.04 hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, restated, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder. This Agreement constitutes the entire agreement among the parties hereto regarding the subject matter hereof and supersedes all prior agreements and understandings, oral or written, regarding such subject matter.

Section 4.07 Severability.

If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 4.08 Choice of Law; Consent to Jurisdiction; Venue; Waiver of Jury Trial.

The parties hereto agree that the provisions of Section 11.08 of the Credit Agreement shall apply to this agreement, mutatis mutandis as if fully set forth herein.

Section 4.10 Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 4.11 Obligations Absolute.

All rights of the Collateral Agent, the Administrative Agent and the other Secured Creditors hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Guaranteed Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Guaranteed Obligations or (d) subject only to termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 4.12 hereof, but without prejudice to reinstatement rights under Section 2.04 hereof, any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Guaranteed Obligations or this Agreement.

Section 4.12 Termination or Release.

(a) This Agreement and the Guarantees made herein shall terminate with respect to all Guaranteed Obligations when (i) the Commitments have been terminated and the Loans, together with interest, Fees and all other Obligations (other than those relating to any Designated Hedge Agreement, cash management obligations constituting Obligations and indemnification and other contingent obligations for which no demand has been made and obligations in respect of Letters of Credit that have been Cash Collateralized) incurred hereunder and under the other Loan Documents, have been paid in full and (ii) all principal and interest in respect of each Loan and all other Guaranteed Obligations (other than (A) contingent indemnification obligations with respect to then unasserted claims and (B) Guaranteed Obligations in respect of obligations that may thereafter arise with respect to any Designated Hedge Agreement or any secured Cash Management Agreement, in each case, not yet due and payable, unless the Collateral Agent has received written notice, at least two (2) Business Days prior to the proposed date of any such termination, stating that arrangements reasonably satisfactory to each applicable Designated Hedge Creditor or Cash Management Bank in respect thereof have not been made) shall have been paid in full in cash, provided, however, that in connection with the termination of this Agreement, the Administrative Agent may require such indemnities as it shall reasonably deem necessary or appropriate to protect the Secured Creditors against (x) loss on account of credits previously applied to the Guaranteed Obligations that may subsequently be reversed or revoked, and (y) any obligations that may thereafter arise with respect to Designated Hedge Agreements or secured Cash Management Agreements to the extent not provided for thereunder.

(b) A Guarantor that is a Restricted Subsidiary shall automatically be released in the circumstances set forth in Sections 9.01(b) and 11.27 of the Credit Agreement.

(c) In connection with any termination or release pursuant to clauses (a) or (b) above, the Administrative Agent and the Collateral Agent shall promptly execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 4.12 shall be without recourse to or warranty by the Administrative Agent or the Collateral Agent.

(d) At any time that the respective Guarantor desires that the Administrative Agent or the Collateral Agent take any of the actions described in immediately preceding clause (c), it shall, upon request of the Administrative Agent or the Collateral Agent, deliver to the Administrative Agent an officer’s certificate certifying that the release of the respective Guarantor is permitted pursuant to clause (a) or (b) above. The Administrative Agent and the Collateral Agent shall have no liability whatsoever to any Secured Creditor as a result of any release of any Guarantor by it as permitted (or which the Administrative Agent in good faith believes to be permitted) by this Section 4.12.

Section 4.13 Additional Restricted Subsidiaries.

Each Restricted Subsidiary that is required to become a Guarantor pursuant to Section 6.09 of the Credit Agreement shall enter in this Agreement as Guarantor (for avoidance of doubt, the Company and each other Borrower may cause any Restricted Subsidiary that is not a Guarantor to Guarantee the Obligations by causing such Restricted Subsidiary to execute a Guaranty Supplement in accordance with the provisions of this Section 4.13 and any such Restricted Subsidiary shall be a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein). Upon execution and delivery by the Administrative Agent and a Restricted Subsidiary of a Guaranty Supplement, such Restricted Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

Section 4.14 Recourse; Limited Obligations.

This Agreement is made with full recourse to each Guarantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Guarantor contained herein, in the Credit Agreement and the other Loan Documents and otherwise in writing in connection herewith or therewith. It is the desire and intent of each Guarantor and each applicable Secured Creditor that this Agreement shall be enforced against each Guarantor to the fullest extent permissible under applicable Law applied in each jurisdiction in which enforcement is sought.

Section 4.15 Intercreditor Agreements.

The Guarantors, the Collateral Agent and the Administrative Agent acknowledge that the exercise of certain of the Collateral Agent’s and the Administrative Agent’s rights and remedies hereunder may be subject to, and restricted by, the provisions of the ABL/Bond Intercreditor Agreement. Except as specified herein, nothing contained in the ABL/Bond Intercreditor Agreement or any other Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement, which, as among the Guarantors, the Collateral Agent and the Administrative Agent shall remain in full force and effect.

Section 4.16 Savings Clause.

(a) It is the intent of each Guarantor and the Administrative Agent that each Guarantor’s maximum obligations hereunder shall be, but not in excess of:

(i) in a case or proceeding commenced by or against any Guarantor under the provisions of Title 11 of the United States Code, 11 U.S.C. §§101 et seq. (the “Bankruptcy Code”) on or within two years from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor owed to the Administrative Agent or the Secured Creditors) to be avoidable or unenforceable against such Guarantor under (i) Section 548 of the Bankruptcy Code or (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(ii) in a case or proceeding commenced by or against any Guarantor under the Bankruptcy Code subsequent to two years from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Secured Creditors) to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(iii) in a case or proceeding commenced by or against any Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Secured Creditors) to be avoidable or unenforceable against such Guarantor under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(b) The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Secured Creditors) as may be determined in any case or proceeding shall hereinafter be referred to as the “Avoidance Provisions”. To the extent set forth in these Sections 4.18(a)(i), (ii), and (iii), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance or found unenforceable under the Avoidance Provisions, if any Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the

Guaranteed Obligations would render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to the contribution by such Guarantor, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Guarantor to the Administrative Agent or the Secured Creditors), as so reduced, to be subject to avoidance or unenforceability under the Avoidance Provisions.

(c) This Section 4.18 is intended solely to preserve the rights of the Administrative Agent and the Secured Creditors hereunder to the maximum extent that would not cause the Guaranteed Obligations of such Guarantor to be subject to avoidance or unenforceability under the Avoidance Provisions, and neither the Guarantors nor any other Person shall have any right or claim under this Section 4.18 as against the Administrative Agent or Secured Creditors that would not otherwise be available to such Person under the Avoidance Provisions.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GUARANTORS:

BUILDERS FIRSTSOURCE, INC.

By:	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President and General Counsel

BUILDERS FIRSTSOURCE HOLDINGS, INC.
BUILDERS FIRSTSOURCE – DALLAS, LLC
BUILDERS FIRSTSOURCE – FLORIDA, LLC
BUILDERS FIRSTSOURCE – RALEIGH, LLC
BUILDERS FIRSTSOURCE – ATLANTIC GROUP, LLC
BUILDERS FIRSTSOURCE – TEXAS GENPAR, LLC
BUILDERS FIRSTSOURCE – MBS, LLC
BUILDERS FIRSTSOURCE – FLORIDA DESIGN CENTER, LLC
BUILDERS FIRSTSOURCE – SOUTHEAST GROUP, LLC
BFS TEXAS, LLC
BFS IP, LLC
BUILDERS FIRSTSOURCE – TEXAS GROUP, L.P.
BUILDERS FIRSTSOURCE – SOUTH TEXAS, L.P.
BUILDERS FIRSTSOURCE – INTELLECTUAL PROPERTY, L.P.
BUILDERS FIRSTSOURCE – TEXAS INSTALLED SALES, L.P.

By:	/s/ Donald F. McAleenan
	Name:	Donald F. McAleenan
	Title:	Senior Vice President and General Counsel

BUILDERS FIRSTSOURCE, INC.

GUARANTY

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

SUNTRUST BANK, as Administrative Agent and as Collateral Agent

By:	/s/ C. Graham Sones
	Name:	C. Graham Sones
	Title:	Senior Vice President

BUILDERS FIRSTSOURCE, INC.

GUARANTY

SCHEDULE I TO GUARANTY

GUARANTORS

Builders FirstSource Holdings, Inc.	Delaware
Builders FirstSource – Dallas, LLC	Delaware
Builders FirstSource – Florida, LLC	Delaware
Builders FirstSource – Atlantic Group, LLC	Delaware
Builders FirstSource – Raleigh, LLC	Delaware
Builders FirstSource – Texas Genpar, LLC	Delaware
Builders FirstSource – MBS, LLC	Delaware
Builders FirstSource – Florida Design Center, LLC	Delaware
Builders FirstSource – Southeast Group, LLC	Delaware
BFS Texas, LLC	Delaware
BFS IP, LLC	Delaware
Builders FirstSource – Texas Group, L.P.	Texas
Builders FirstSource – South Texas, L.P.	Texas
Builders FirstSource – Intellectual Property, L.P.	Texas
Builders FirstSource – Texas Installed Sales, L.P.	Texas

EXHIBIT I TO GUARANTY

FORM OF GUARANTY SUPPLEMENT

SUPPLEMENT NO.      dated as of             , 20    , to the Guaranty dated as of May 29, 2013, among BUILDERS FIRSTSOURCE, INC., a Delaware corporation (the “Parent Borrower”), the other Guarantors party thereto from time to time and SUNTRUST BANK, as Administrative Agent and Collateral Agent for the Secured Creditors (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Guaranty”).

A. Reference is made to the Credit Agreement, dated as of May 29, 2013 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, certain Subsidiaries of the Parent Borrower from time to time party thereto (together with the Parent Borrower, each, a “Borrower” and collectively, the “Borrowers”), the Lenders party thereto from time to time and SunTrust Bank, as Administrative Agent and Collateral Agent for the Lenders.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guaranty, as applicable.

C. The Guarantors have entered into the Guaranty in order to induce the Lenders to make Loans to the Borrowers. Section 4.13 of the Guaranty provides that additional Restricted Subsidiaries of the Guarantors may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty as consideration for Loans previously made.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

Section 1. In accordance with Section 4.13 of the Guaranty, the New Subsidiary by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof, provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all respects as of such earlier date. Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Subsidiary as if originally named therein as a Guarantor. The Guaranty is hereby incorporated herein by reference.

Section 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Creditors that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Section 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof. Delivery of an executed counterpart of a signature page of this Supplement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Supplement.

Section 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

Section 5. The parties hereto agree that the provisions of Section 11.08 of the Credit Agreement shall apply to this agreement, mutatis mutandis as if fully set forth herein.

Section 6. If any provision of this Supplement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Supplement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Guaranty.

Section 8. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement as provided in Section 4.03(a) of the Guaranty.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

SUNTRUST BANK, as Administrative Agent

By:
Name:
Title: